EXHIBIT 10.1


                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                         RESTRUCTURING SUPPORT AGREEMENT

     This AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT is made and entered into as of February 1, 2006 (the "Agreement") by and among PRG-Schultz International, Inc., a Georgia corporation ("PRG" or the "Company"), and (i) each of the undersigned beneficial owners (or investment managers or advisors for the beneficial owners) of the Notes (as defined below) and (ii) each other beneficial owner (or investment manager or advisor for such beneficial owner) of the Notes that executes a counterpart signature page to this Agreement after the date of this Agreement, as provided herein (each, a "Noteholder" and collectively, the "Noteholders").

                                    RECITALS:

     A. PRG has issued and outstanding $125,000,000 aggregate principal amount of its 4-3/4% Convertible Subordinated Notes due 2006 (the "Notes") pursuant to that certain indenture, dated as of November 26, 2001 (the "Indenture"), between PRG (as successor in interest to The Profit Recovery Group International, Inc.) and SunTrust Bank, as trustee.

     B. The Noteholders are beneficial owners of the Notes (and/or are serving as the investment advisors or managers or in a similar capacity for the beneficial owners of such Notes, having the power to enter into this Agreement on behalf of such beneficial owners) in the respective aggregate principal amounts separately disclosed to PRG on a confidential basis (provided that the aggregate principal amount of the holdings of all the Noteholders shall not be deemed confidential).

     C. The Company and the Noteholders are currently parties to that certain Restructuring Support Agreement dated as of December 23, 2005 (the "Original RSA") setting forth the terms of a proposed financial restructuring of the Notes.

     D. The Company and the Noteholders desire to modify and amend the terms of the Original RSA as set forth herein.

     E. Exhibit A hereto (the "Term Sheet") and the provisions hereof set forth the basic terms of a financial restructuring of the Notes to be realized through an exchange offer (the "Exchange Offer" and, collectively with any transactions substantially as contemplated by the Term Sheet or this Agreement, the "Restructuring").

     F. The parties have agreed to the terms of the Restructuring and the Noteholders each have agreed to support the Restructuring on the terms and conditions set forth herein.

     G. The Company intends to (i) conduct the Exchange Offer as soon as practicable and (ii) use commercially reasonable efforts to obtain acceptance of the Exchange Offer by the holders of 99% of the outstanding Notes.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. General.

     (a) The Company agrees and covenants that, subject to the conditions set forth on the Term Sheet, it will use its commercially reasonable best efforts to complete the Restructuring through the Exchange Offer.

     (b) The parties shall negotiate in good faith (i) the documentation regarding the Restructuring contemplated by the Term Sheet, (ii) the Exchange Offer, and (iii) the other documents contemplated hereby and thereby (collectively, the "Restructuring Documents").

     (c) The parties hereto shall not (i) object to, delay, impede, or commence any proceeding pertaining to, or take any other action to interfere, directly or indirectly, in any material respect with the acceptance or implementation of, the Restructuring provided that the terms of the final Restructuring Documents are materially consistent with the Term Sheet and otherwise in form and substance satisfactory to the Company and the Noteholders in their reasonable discretion, (ii) encourage or support any person or entity to do any of the foregoing, (iii) in the case of the Noteholders, exercise any rights under any indenture or other agreement with the Company or instruct any trustee to exercise any such rights except as consistent with this Agreement, or (iv) seek or solicit, propose, file, support, encourage, vote for, consent to, instruct, or engage in discussions with any person or entity, other than PRG, concerning any restructuring, workout, plan of reorganization, dissolution, winding up, acquisition or liquidation of PRG and/or its affiliates, other than the Exchange Offer, provided that the Company may, upon one Business Day's notice to the other parties hereto, respond to and engage in discussions concerning unsolicited offers that the Company's board of directors believes in good faith will lead to an alternative transaction that would provide more value to the holders of the Notes and to PRG's current shareholders than the Restructuring.

     (d) The parties agree nothing in this Agreement shall limit, modify or otherwise effect any of the Lenders' rights under that certain Credit Agreement among PRG-Schultz USA, Inc as Borrower, PRG and certain of its other affiliates, as Guarantors and certain of the Noteholders, as Lenders, dated December 23, 2005 (the "Bridge Loan Credit Agreement"), or any documents related thereto (collectively, the "Bridge Loan Documents").

     Section 2. Support for the Restructuring.

     (a) PRG agrees and covenants that it will use commercially reasonable best efforts to take or cause to be taken all actions commercially reasonably necessary and appropriate in furtherance of the Exchange Offer, including as promptly as practicable to:

     (1) prepare the solicitation materials relating to the Exchange Offer (the "Solicitation Materials") in form and substance consistent with the Term Sheet, except to the extent otherwise consented to by the Noteholders;



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

     (2) commence the Exchange Offer and disseminate the Solicitation Materials in a manner customary for comparable transactions;

     (3) seek satisfaction of all conditions precedent to the Restructuring;

     (4) defend in good faith any suit or other legal or administrative proceeding seeking to interfere with, impair or impede the Restructuring;

     (5) promptly amend the Solicitation Materials, as necessary and as may be required by applicable law and provide a draft of such amended Solicitation Materials to the Ad Hoc Committee prior to the distribution of such materials to holders of the Notes;

     (6) not solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Notes other than the Exchange Offer;

     (7) so long as this Agreement is effective and has not been terminated in accordance with Section 5 or 6, hereof, and except to the extent necessary for the fulfillment of the fiduciary duties of the Company's board of directors as referred to in Section 6(c) hereof, not object to, nor otherwise commence any proceeding to oppose, the Restructuring, it being understood and agreed that the Company shall not seek, solicit, support, consent to, participate in the formulation of, or encourage any other plan, sale, proposal, or offer of winding up, liquidation, reorganization, merger, consolidation, dissolution, or restructuring of the Company;

     (8) subject to the satisfaction or waiver of any conditions precedent to the Exchange Offer, consummate the Exchange Offer, including delivery of all securities required to be issued thereunder (within the time that is customary for transactions of this type) and the other transactions that are part of the Restructuring; and

     (9) prior to consummation of the Restructuring, take all action necessary to exempt, in a manner reasonably acceptable to the Noteholders, the proposed Restructuring transactions and the acquisition of New Securities (as defined in the Term Sheet) or common stock issuable on conversion thereof by any holder of Notes.

     (b) PRG agrees and covenants that it will not, and will cause each of its direct and indirect subsidiaries not to, sell, liquidate, or dispose of any assets, outside the ordinary course of business consistent with past practices, prior to the date on which the Exchange Offer closes other than as permitted by the Section 8.5 of the Bridge Loan Credit Agreement as in effect on the Closing Date (as defined under the Bridge Loan Credit Agreement), without the prior written consent of the holders of a majority of the Notes subject to this Agreement.

     (c) Each of the Noteholders agrees and covenants that it shall, as long as this Agreement is in effect:

     (1) no later than 15 days prior to the first date scheduled for the closing of the Exchange Offer, (i) tender all Notes beneficially owned by it and (ii) cause the beneficial owner of all Notes for which the Noteholder is the investment advisor or manager having the power to vote and dispose of such Notes on behalf of such beneficial owner, to tender all such Notes together with properly completed and duly executed letter or letters of transmittal with


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

respect to such Notes as required by the instructions to the letter of transmittal pursuant to and in accordance with the Exchange Offer;

     (2) not revoke any of the foregoing unless and until this Agreement is terminated in accordance with its terms;

     (3) not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Notes other than the Exchange Offer; and

     (4) so long as this Agreement is effective and has not been terminated in accordance with Section 5 or 6 hereof and the final Restructure Documents are materially consistent with the Term Sheet, not object to, nor otherwise commence any proceeding to oppose, the Restructuring, it being understood and agreed that each Noteholder shall not (i) directly or indirectly seek, solicit, support, or encourage any other plan, sale, proposal, or offer of winding up, liquidation, reorganization, merger, consolidation, dissolution, or restructuring of the Company or (ii) commence an involuntary bankruptcy case against the Company.

     Section 3. Representations and Warranties.

     (a) Each of the parties severally represents and warrants to each of the other parties that the following statements are true and correct as of the date hereof:

     (1) Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

     (2) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

     (3) No Conflicts. The execution, delivery, and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents), except, with respect to the Company, for any contractual obligation that would not have a material adverse effect on the business, assets, financial condition, or results of operations of PRG and its subsidiaries, taken as a whole.

     (4) Governmental Consents. The execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body, except (i) such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and (ii) filings with NASDAQ in connection with the Restructuring.



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

     (5) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     (6) Proceedings. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against it that would adversely affect its ability to enter into this Agreement or perform its obligations hereunder.

     (b) Each of the Noteholders represents and warrants, severally and not jointly, to each of the other parties that the following statements are true, correct, and complete as of the date hereof:

     (1) Ownership. It has disclosed to PRG on a confidential basis the aggregate principal amount of the Notes for which (i) it is the sole beneficial owner and (ii) it is the investment advisor or manager for the beneficial owners of such Notes, having the power to vote and dispose of such Notes on behalf of such beneficial owners. It is entitled (for its own account or for the account of other persons claiming through it) to all of the rights and economic benefits of such Notes.

     (2) Transfers. It has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any right, title, or interests in (or portion thereof) the Notes referred to in Subsection 3(b)(1), except as permitted by Section 4 hereto.

     (3) Laws. It (i) is a sophisticated investor with respect to the transactions described herein with knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of owning and investing in securities similar to the Notes (including any securities that may be issued in connection with the Restructuring), making an informed decision with respect thereto, and evaluating properly the terms and conditions of this Agreement, and it has made its own analysis and decision to enter in this Agreement, (ii) is, and any person for which it is the investment advisor or manager and which is the beneficial owner of Notes is, an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended, and
(iii) it has had the opportunity to meet with management of PRG and to ask questions and review information with respect to PRG's business, financial condition, results of operations and financial and operational outlook, and it has obtained all information it deems necessary or appropriate in order to enter into this agreement and make the investment decision contemplated hereby.

     Section 4. Restriction on the Sale of the Notes. Each Noteholder individually covenants that, from the date hereof until the termination of this Agreement, such party shall not, directly or indirectly, sell, pledge, hypothecate, or otherwise transfer any Notes or any option, right to acquire, or voting, participation, or other interest therein, except to a purchaser or other entity who executes and delivers to PRG, concurrently or prior to any binding commitment with respect to such transfer, an agreement in writing to be bound by all the terms of this Agreement with respect to the relevant Notes or other


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

interests being transferred to such purchaser (which agreement shall include the representations and warranties set forth in Section 3 hereof). This Agreement shall in no way be construed to preclude a party from acquiring additional Notes or other interests in PRG. All Notes held by a Noteholder, including Notes acquired after the date hereof, shall be subject to all the terms of this Agreement.

     Section 5. Termination by the Noteholders. This Agreement may be terminated by Noteholders that beneficially own or act as the investment advisor or manager with respect to at least a majority of the Notes subject to the terms of this Agreement on the occurrence of any of the following events (each a "Noteholder Termination Event"), by delivering written notice of the occurrence of such event in accordance with Section 13 below to the other parties:

     (a) the Exchange Offer has not been commenced by February 1, 2006 or completed by March 31, 2006;

     (b) after the date hereof there shall have occurred any event or circumstance that individually or in the aggregate reflect a material adverse change in the financial condition, business, or operations of the Company and its subsidiaries;

     (c) the failure to repay all obligations under the facility contemplated by the Bridge Loan Documents (the "Bridge Loan"), in full, in cash, concurrent with the closing of the Exchange Offer;

     (d) the exercise of any remedies under the Bridge Loan Documents following an Event of Default (as defined therein) arising from any the following: (i) the failure to make any scheduled payment of principal or interest as and when required under the Bridge Loan Documents; (ii) the failure by the Company to make any Mandatory Prepayments or Payment of Taxes; (iii) a default under any Other Indebtedness, unless otherwise permitted by the Bridge Loan Documents;
(iv) the failure to maintain  Insurance  required by the Bridge Loan  Documents;
(v) the incurrence of any Debt or Indebtedness in excess of the limitations in the Bridge Loan Documents; (vi) any Consolidation, Dissolution or Merger in violation of the Bridge Loan Documents; (vii) making any Restricted Payments in violation of the Bridge Loan Documents; (viii) any Transactions with Affiliates in violation of the Bridge Loan Documents; (ix) taking any Restricted Action in violation of the Bridge Loan Documents; (x) making any Negative Pledge in violation of the Bridge Loan Documents; or (xi) occurrence of any Bankruptcy Event or Change of Control;(1)

     (e) the exercise of any remedies under that certain Amended and Restated Credit Agreement among PRG-Schulz USA, Inc., as Borrower, PRG, and certain of its other affiliates, as Guarantors, and Bank of America, N.A., dated as of November 30, 2004, and any documents related thereto;

     (f) the Restructuring or the final Restructuring Documents do not conform to the Term Sheet with respect to the treatment of the Notes, except as modified in any non-material respect or as approved by the Ad Hoc Committee of the Noteholders (the members of which are identified on the signature pages hereto); or

____________________
(1) All capitalized terms used in this Section 5(d) shall have the meaning given such terms in the Bridge Loan Credit Agreement.


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     (g) a material  breach of this Agreement by the Company that is not, by its terms, curable or that is, by its terms, curable and is not cured by the fifth calendar day after notice of such breach (for the purposes of this Agreement, the term "material breach" includes a breach of the covenant in Section 2(b)).

     Section 6. Termination by the Company. The Company shall have the right to terminate this Agreement on the occurrence of any of the following events (each a "Company Termination Event") by giving written notice in accordance with
Section 13 below to the other parties:

     (a) the exercise of any remedies under the Bridge Loan Documents;

     (b) a material breach of this Agreement by any of the Noteholders that is not, by its terms, curable or that is, by its terms, curable and is not cured by the fifth calendar day after notice of such breach; or

     (c) a good faith determination by the Company's board of directors (following consultation with its reputable outside legal counsel and its financial advisor of national recognized reputation) that such termination is required by its fiduciary duty to the Company, its then current shareholders, and its creditors in order to enter into an alternative transaction (whether in the form of a merger, consolidation or combination with a third party or the sale of all, substantially all, or a significant portion of, the assets or businesses of the Company) that will be at least as favorable to each of such parties but more favorable to the parties as a whole, from a financial perspective, than the Restructuring and is reasonably capable of being consummated, taking into account, among other things, all legal, financial, regulatory and other aspects of the alternative transaction and the person or group making such proposal (a "Superior Proposal"); provided that (i) the Bridge Loan has been paid in full, in accordance with the Bridge Loan Documents, (ii) the Company provides the Noteholders five (5) business days prior notice of the Company's intent to terminate this Agreement under this Section 6(c) and the terms and conditions of such Superior Proposal (including the identity of the person or group making such Superior Proposal), and (iii) the Company provides the Noteholders and their representatives a good faith opportunity during such five (5) business day notice period and prior to any such termination to revise the terms of the Restructuring.

     Section 7. Termination of Agreement. Notwithstanding anything to the contrary in this Agreement, the Term Sheet or any other agreement, this Agreement shall terminate on the earliest of (a) the occurrence of a Noteholder Termination Event, after expiration of any cure periods and satisfaction of any conditions set forth in Section 5 of this Agreement, (b) the occurrence of a Company Termination Event, after expiration of any cure periods and satisfaction of any conditions set forth in Section 6 of this Agreement, and (c) if the Restructuring has not been consummated prior to such date, 5:00 pm on June 15, 2006.

     Section 8. Effect of Termination and of Waiver of Termination Event. On the delivery of the written notice referred to in Sections 5 or 6 in connection with the valid termination of this Agreement, the obligations of each of the parties


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hereunder shall thereupon terminate and be of no further force and effect. Prior to the delivery of such notice the Noteholders may waive the occurrence of a Noteholder Termination Event and PRG may waive the occurrence of a Company Termination Event. No such waiver shall affect any subsequent termination event or impair any right consequent thereon. Upon termination of this Agreement, no party shall have any continuing liability or obligation to the other parties hereunder; provided, however, that no such termination shall relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

     Section 9. Amendments. This Agreement may be modified, amended, or supplemented by a written agreement executed by the Company and the Noteholders that beneficially own or act as the investment advisors or managers with respect to at least a majority of the aggregate principal face amount of the Notes subject to this Agreement, provided, however, that in the event of a material change to the Term Sheet, or a change of any of the economic terms of the Term Sheet, any Noteholder that does not consent shall have no further obligations under the Agreement.

     Section 10. Further Assurances. Each of the parties to this Agreement hereby further covenants and agrees to cooperate in good faith to execute and deliver all further documents and agreements and take all further action that may be commercially reasonably necessary or desirable in order to enforce and effectively implement the terms and conditions of this Agreement. Each Noteholder agrees to advise the Company of any changes in the amount of Notes beneficially owned by it and the amount of Notes for which such Noteholder is the investment manager or advisor for beneficial owners.

     Section 11. Voting Agreement. As soon as reasonably practicable following the consummation of the Restructuring, the Company will call a meeting of shareholders at which it will seek approval of the Management Incentive Plan and the amendment of the Company's articles of incorporation to authorize 140 million shares of common stock in order to provide for conversion in full of the New Senior Convertible Notes, the New Senior Series A Convertible Participating Preferred Stock, and the New Senior Series B Convertible Participating Preferred Stock and the distribution of Company common stock under the Management Incentive Plan, as set forth in the Term Sheet. Each of the Noteholders hereby agrees to (i) attend (in person or by proxy) such shareholders meeting or meetings and (ii) cause all Company common stock and other Company capital stock entitled to vote on any such proposal that are beneficially owned by such Noteholder to be voted in favor of the approval of such proposal.

     Section 12. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of the State of New York. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a federal court of competent jurisdiction in the Southern District of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits to the jurisdiction of such court, generally and unconditionally, with respect to any such action, suit, or proceeding.



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

     Section 13. Notices. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier service, messenger, facsimile, telecopy, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, and shall be deemed to have been duly given or made (i) upon delivery, if delivered personally or by courier service, or messenger, in each case with record of receipt, (ii) upon transmission with confirmed delivery, if sent by facsimile or telecopy, or (iii) two business days after being sent by certified or registered mail, postage pre-paid, return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

                  If to PRG, or any of its subsidiaries, to:

                  PRG-Schultz International, Inc.
                  600 Galleria Parkway, Suite 600
                  Atlanta, GA  30339
                  Facsimile:  (770) 779-3133
                  Attn:  Clint McKellar, Esq.

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY  10153
                  Facsimile:  (212) 310-8007
                  Attn:  Michael F. Walsh, Esq.

                  If to the Noteholders, or any one Noteholder, to:

                  Houlihan Lokey Howard & Zukin
                  685 Third Avenue, 15th Floor
                  New York, NY  10017
                  Facsimile:  (212) 497-3070
                  Attn:  David Hilty

                  with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, NY  10022
                  Facsimile:  (212) 593-5955
                  Attn:  Jeffrey S. Sabin, Esq.




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

     Section 14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof, including the Original RSA.

     Section 15. Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     Section 16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective permitted successors and assigns, provided, however, that nothing contained in this paragraph shall be deemed to permit sales, assignments, or transfers other than in accordance with Section 4.

     Section 17. Specific Performance. Each party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause other parties to sustain damages for which such parties would not have an adequate remedy at law for money damages, and therefore each party hereto agrees that in the event of any such breach, such other parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such parties may be entitled, at law or in equity.

     Section   18.   Several,   Not   Joint,   Obligations.    The   agreements,
representations, and obligations of the parties under this Agreement are, in all respects, several and not joint.

     Section 19. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.

     Section 20. No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

     Section 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by telecopier or email shall be as effective as delivery of a manually executed signature page of this Agreement.

     Section 22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 23. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties, and no other person or entity shall be a third party beneficiary hereof.

     Section 24. Additional Parties. Without in any way limiting the provisions hereof, additional holders of Notes may elect to become parties by executing and delivering to PRG a counterpart hereof. Each such additional holder shall become a party to this Agreement as a Noteholder in accordance with the terms of this Agreement.

     Section 25. No Solicitation. This Agreement is not intended to be, and each signatory to this Agreement acknowledges that this Agreement is not, a solicitation with respect to the Exchange Offer or with respect to any other mechanism to accomplish a restructuring of the obligations under the Notes, whether such mechanism is to be accomplished in or outside a court.

     Section 26. Consideration. It is hereby acknowledged by the parties hereto that, other than the agreements, covenants, representations, and warranties set forth herein and in the Term Sheet, no consideration shall be due or paid to the Noteholders for their agreement to vote to accept the Exchange Offer in accordance with the terms and conditions of this Agreement.

     Section 27. Receipt of Adequate Information; Representation by Counsel. Each party acknowledges that it has received adequate information to enter into this Agreement and that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

     Section 28. Construction. To the extent that any ambiguity exists between the descriptions contained in the Offering Circular and the terms set forth in Exhibit A hereto, the descriptions in the Offering Circular shall control, except to the extent that any such term or description within the Offering Circular is inconsistent with the express provisions of this Agreement, in which case this Agreement shall control.






                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                  PRG-Schultz International, Inc.



                                  By: /s/ Clinton McKellar, Jr.
                                      ------------------------------------------
                                  Name:  Clinton McKellar, Jr.
                                  Title:  Senior Vice President, General Counsel
                                           and Secretary



    [Signature Page to Amended and Restated Restructuring Support Agreement]

                                  NOTEHOLDERS:

                                  Blum Capital Partners, L.P.



                                  By: /s/ Jose S. Medeiros
                                     -------------------------------------------
                                  Name:    Jose S. Medeiros
                                  Title:   Partner

                                  Address:
                                           909 Montgomery St., Suite 400
                                           San Francisco, CA  94133
                                           Facsimile No.:  415-283-0601
                                           Attn.: Jose S. Medeiros



                                  Parkcentral Global Hub Limited



                                  By: /s/ Steven Blasnik
                                     -------------------------------------------
                                  Name:    Steven Blasnik
                                  Title:   President

                                  Address:
                                           2300 West Plano Parkway
                                           Plano, TX  75075
                                           Facsimile No.:  972-535-1997
                                           Attn.:  Steven Blasnik



                                  Petrus Securities L.P.



                                  By: /s/ Steven Blasnik
                                     -------------------------------------------
                                  Name:    Steven Blasnik
                                  Title:   President of General Partner

                                  Address:
                                           2300 West Plano Parkway
                                           Plano, TX  75075
                                           Facsimile No.:  972-535-1997
                                           Attn.:  Steven Blasnik



    [Signature Page to Amended and Restated Restructuring Support Agreement]

                                  Tenor Opportunity Master Fund, Ltd.



                                  By: /s/ Robin Shah
                                     -------------------------------------------
                                  Name:    Robin Shah
                                  Title:   Partner

                                  Address:
                                           65 East 55th Street
                                           New York, NY  10022
                                           Facsimile No.:  212-593-5955
                                           Attn.:



                                  Thales Fund Management, LLC



                                  By: /s/ A. Aadel Shaaban
                                     -------------------------------------------
                                  Name:    A. Aadel Shaaban
                                  Title:   Senior Analyst

                                  Address:
                                           140 Broadway, 45th Floor
                                           New York, NY 10005
                                           Facsimile No.:
                                           Attn.:


    [Signature Page to Amended and Restated Restructuring Support Agreement]

                                    EXHIBIT A

                                   TERM SHEET


---------------------------- ------------------------------------------------------------------------------------------
PROPOSED TRANSACTION:        The following describes an agreement in principle between PRG-Schultz International,
                             Inc. and its subsidiaries (collectively, the "Company") and the Ad Hoc Committee of
                             Holders of the Company's 4.75% Convertible Subordinated Notes due 2006 (the "Ad Hoc
                             Committee") and to restructure the financial obligations of the Company.

                             The Transaction will involve the recapitalization of the Company through:

                             (i)      A Bridge Loan (as defined below) of $10 million to provide the Company with sufficient funds to pay the interest payment due on the Notes and additional working capital, pending the closing of the Recapitalization
                                      (as defined below);

                             (ii)     A credit facility or facilities, consisting of a minimum revolver of $20 million and total commitments of no more than $47.5 million,  amending or refinancing (a) the Amended and Restated Credit Agreement, dated as of
                                      November 30, 2004, among (x) PRG-Schultz USA, Inc., the Company, and certain of the Company's subsidiaries and (y) Bank of America, N.A. (the
                                      "Existing Credit Facility"), and (b) the Bridge Loan; and

                             (iii)    A pro-rata exchange of the 4.75% Convertible Subordinated Notes due 2006 issued by the Company (the "Notes") for three new securities including: (1) New
                                      Senior Notes; (2) New Senior Convertible Notes; and (3) New Senior Series
                                      A Convertible Participating Preferred Stock (collectively the "Transaction
                                      Securities").

                                  Points  (i) through (iii), collectively, are defined as the "Recapitalization".
---------------------------- ------------------------------------------------------------------------------------------
CREDIT FACILITIES:           Bridge Loan

                             $10 million second lien loan (the "Bridge Loan") to be provided by certain holders of the Notes (or their affiliates).  The Bridge Loan will have the following terms:

                             (i)      Second lien on assets securing the Existing Credit Facility;
                             (ii)     12% interest in cash, payable monthly;
                             (iii)    50 bps closing fee;
                             (iv)     Maturity date: Earlier of closing of the Recapitalization or August 15, 2006;
                             (v)      Non-refundable commitment fee of 1.25% of $10 million, payable upon signing the
                                      Commitment Letter; an additional 1.75% Placement Fee of the amount borrowed, payable upon closing of the Bridge Loan; plus all out-of-pocket expenses;
                             (vi)     Proceeds will be used for general corporate purposes to eliminate risk of adverse customer actions, including paying the interest due on the existing
                                      Notes. Up to $2.5 million may be used to fund foreign operations, provided that, if requested by the Ad Hoc Committee, appropriate promissory note and

---------------------------- ------------------------------------------------------------------------------------------



---------------------------- ------------------------------------------------------------------------------------------

                                      other documentation evidences such inter-company transfers and lien is received on those promissory notes. Proceeds cannot be used to make severance or similar payments to John Cook and Jack Toma.

                             Revolving Credit Facility/ New Second Lien Term Loan

                             The Existing Credit Facility will be either amended with Bank of America or refinanced with a replacement lender to provide a minimum commitment of $20 million of senior secured financing.

                             The Bridge Loan will be repaid upon completion of the refinancing of the Existing Credit
                             Facility with a credit facility or facilities, consisting of a minimum revolver of $20 million and total commitments of no more than $47.5 million.

---------------------------- ------------------------------------------------------------------------------------------
TRANSACTION SECURITIES:      In exchange for the $125 million principal amount of Notes, the Noteholders will receive, upon the closing of the exchange offer (the "Closing Date"), their pro-rata share of the following securities with preference options for the different securities structured, if possible:

                             (i)      New Senior Notes in a principal amount of $50 million, plus an additional principal amount equal to accrued and unpaid interest on the Notes to, but not including, the Closing Date;
                             (ii)     New Senior Convertible Notes in a principal amount of $60 million; and
                             (iii)    New Senior Series A Convertible Participating Preferred Stock with an initial liquidation preference of $15 million.

                             The interest payment due November 26, 2005 on the Notes will be paid in cash from the proceeds of the Bridge Loan during the 30 day grace period as soon as documentation is completed and Bank of America agrees to the terms of an Intercreditor and Subordination
                             Agreement.

---------------------------- ------------------------------------------------------------------------------------------
NEW SENIOR NOTES:            Issuer:                    Company

                             Face Amount:               $50 million plus an additional principal amount equal to
                                                        accrued and unpaid interest on the Notes to, but not
                                                        including, the Closing Date

---------------------------- ------------------------------------------------------------------------------------------



---------------------------- ------------------------------------------------------------------------------------------

                             Coupon:                    11.0% cash, payable semi-annually starting six months after the Closing Date

                             Maturity:                  5 years from the Closing Date

                             Call Protection:           Callable at any time at 104 in year 1, 102 in year 2; par in year 3 until maturity plus all accrued interest thereon
                                                        through the date of the prepayment

                             Convertible:               Not convertible

                             Ranking:                   Senior to existing Notes

                             Security:                  General unsecured obligations

                             Covenants:                 See description thereof contained in the Offering Circular to be dated February 1, 2006 (the "Offering Circular")

---------------------------- ------------------------------------------------------------------------------------------
NEW SENIOR CONVERTIBLE       Issuer:                    Company
NOTES:
                             Face Amount:               $60 million

                             Coupon:                    10% cash or PIK, at the option of the Company, payable
                                                        semi-annually starting six months after the  Closing Date

                             Maturity:                  Five years from the Closing Date

                             Redemption Rights:         Callable at par plus accrued interest at any time after both
                                                        (i) payment of the New Senior Notes in full and (ii) increase in the authorized Company common stock to provide for the
                                                        conversion in full of the New Senior Convertible Notes, the
                                                        New Senior Series A Convertible Participating Preferred Stock
                                                        and the New Senior Series B Convertible Participating
                                                        Preferred Stock (collectively, the "New Securities") and the distribution in full of Company common stock under the
                                                        Management Incentive Plan and the effectiveness of a
                                                        registration statement registering the resale of the New
                                                        Securities by certain Company affiliates (the "new conversion rights date")

                             Ranking:                   Pari passu with the New Senior Notes

                             Security:                  General unsecured obligations

---------------------------- ------------------------------------------------------------------------------------------



---------------------------- ------------------------------------------------------------------------------------------

                             Convertible:               At the option of the holder, the New Senior Convertible Notes are convertible into New Senior Series B Convertible
                                                        Participating Preferred Stock  only at any time after August
                                                        15, 2006 but prior to the new conversion rights date, at a conversion price of $480 per share.

                                                        At the option of the holder, the New Senior Convertible Notes are convertible into Company common stock only after the new conversion rights ate at a conversion price of $.65 per share.

                             Covenants:                 See the description thereof contained in the Offering
                                                        Circular

---------------------------- ------------------------------------------------------------------------------------------

NEW SENIOR CONVERTIBLE       THE NEW SENIOR SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK SHALL HAVE THE
NOTES (CONTINUED):           FOLLOWING TERMS:

                             Face Amount:               Principal amount of New Senior Convertible Notes converted plus accrued and unpaid interest.  Initial liquidation
                                                        preference of $480 per share

                             Dividend:                  10% annual dividend rate payable semi-annually in cash or by accretion of the liquidation preference of the shares, at the option of the Company

                             Maturity:                  Later of (i) five years after the Closing Date and (ii) 120th day following the new conversion rights date

                             Convertible:               At the option of the holder after the new conversion rights date, the New Senior Series B Convertible Participating
                                                        Preferred Stock is convertible into common stock at $0.65 per share.

                             Redemption:                Optionally redeemable at face amount plus accrued dividends only after the new conversion rights date, subject to prior or simultaneous refinancing in full of the New Senior Notes and the New Senior Convertible Notes

                             Put Rights:                During the period from March 15, 2011 to the new conversion rights date, any holder of the New Senior Series B
                                                        Convertible Participating Preferred Stock may require the
                                                        Company to redeem such shares on any semi-annual dividend
                                                        payment date by delivering 60 days prior written notice

---------------------------- ------------------------------------------------------------------------------------------



---------------------------- ------------------------------------------------------------------------------------------

                             Voting:                    Votes with common stock on all issues on an as converted basis

                             Form:                      Certificated security

---------------------------- ------------------------------------------------------------------------------------------
NEW SENIOR SERIES A          Issuer:                    Company
CONVERTIBLE PARTICIPATING
PREFERRED STOCK:             Face Amount:               $15 million.  Initial liquidation preference of $120 per
                                                        share.

                             Dividend:                  9% annual dividend rate payable semi-annually in cash or by accretion of the liquidation preference of the shares, at the option of the Company

                             Maturity:                  5 years from the Closing Date

                             Convertible:               Convertible into the common stock of the Company at any time at $0.28405 per share at the option of the holder

                                                        Initial conversion implies 45.9% of the Common Stock of the
                                                        Company prior to the conversion of the New Senior Convertible
                                                        Notes into New Senior Series B Convertible Participating
                                                        Preferred Stock or its conversion into common stock.

                             Redemption:                Redeemable at face amount plus accrued dividends only after the operative conversion date, subject to prior or
                                                        simultaneous refinancing in full of the New Senior Notes and the outstanding New Senior Convertible Notes

                                                        Votes with Common Stock on all issues on an as converted basis

---------------------------- ------------------------------------------------------------------------------------------
EXISTING COMMON              The Company's existing common shareholders will retain their existing shares
SHAREHOLDERS:                representing approximately 54.1% of the Common Stock following the initial dilution from the New Senior Series A Convertible Participating Preferred Stock (30% assuming the full and immediate conversion of the New Senior Convertible Notes into Common Stock).

---------------------------- ------------------------------------------------------------------------------------------
GOVERNANCE:                  Board of Directors:

                             The board will consist of seven members, four of whom will be designated by the
                             Noteholders Committee, two of whom will be designed by the members of the current board, and one of whom shall be the Company's CEO.

---------------------------- ------------------------------------------------------------------------------------------



---------------------------- ------------------------------------------------------------------------------------------

MANAGEMENT INCENTIVE PLAN:   Shares                     Phantom shares representing 10% of the Common Stock

                             Recordkeeping              A notional account shall be established as to each
                                                        participating executive to which the phantom shares awarded to such executive shall be credited ("Phantom Stock Account")

                             Vesting                    1/3 on the effective date of the Recapitalization ("Effective
                                                        Date"), with the remainder vesting monthly over the two years following the Effective Date

                                                        Vesting schedule for executives hired after the Effective
                                                        Date will be as determined by Company compensation committee.

                                                        100% vesting on a change in control.  Conversion of the New
                                                        Senior Convertible Notes, the New Senior Series A Convertible
                                                        Participating Preferred Stock, and/or the New Senior Series B
                                                        Convertible Participating Preferred Stock into Common Stock is not a change in control.

                             Allocation                 To be determined by the Compensation Committee of the new
                                                        board of directors upon the recommendation of the CEO;
                                                        provided, however, that the Company's CEO will receive a
                                                        minimum of 40% of amount allocated to Management Incentive
                                                        Plan

                                                        Prior to the last distribution from the Phantom
                                                        Stock Accounts under the Management Incentive Plan, the
                                                        compensation committee, after consultation with the Company's
                                                        CEO, will allocate any unallocated and/or forfeited phantom shares to one or more of the Management Incentive Plan
                                                        participants.

                             Anti-Dilution
                             Provisions                 Standard anti-dilution provisions plus dilution protection against conversion of the New Senior Convertible Notes, the
                                                        New Senior Series A Convertible Participating Preferred
                                                        Stock, and/or the New Senior Series B Convertible
                                                        Participating Preferred Stock into Common Stock will apply to the Phantom Stock Account, but will not apply to shares of
                                                        Common Stock actually distributed to the executive from such account.

---------------------------- ------------------------------------------------------------------------------------------



---------------------------- ------------------------------------------------------------------------------------------

                             Distribution Events        Distribution of the Phantom Stock Account shall be made, at the individual election of each executive, not earlier than the dates and in the cumulative amounts set forth below.

                                                        2d anniversary of Effective Date   25%
                                                        3d anniversary of Effective Date   50%
                                                        4th anniversary of Effective Date  75%
                                                        5th anniversary of Effective Date  100%

                                                        Distribution of the undistributed vested amount of an
                                                        executive's Phantom Stock Account shall be made upon the
                                                        executive's death, disability, or termination of employment, or a change in control (see "Vesting" above) of the Company.

                             Form of Payment            Following the consummation of the Restructuring, the
                                                        Management Incentive Plan will be submitted to the Company shareholders for approval.

                                                        In the event the Company shareholders decline to approve the
                                                        Management Incentive Plan, the value of an executive's
                                                        Phantom Stock Account will be distributed in cash based upon the cash payment formula set forth below.

                                                        Following the receipt of such shareholder approval, the value of an executive's Phantom Stock Account will be distributed to the executive in cash to the extent required to satisfy any applicable taxes (based on the 30-day average trading
                                                        price of the Common Stock at the time of distribution) and the balance in shares of Common Stock.

                             Cash Payment
                             Formula                    The distributable cash value of an executive's Phantom Stock
                                                        Account shall be equal to (a) the number of shares of Common
                                                        Stock that would have been distributed to such executive on the applicable distribution date multiplied by (b) the
                                                        average closing price of the Common Stock for the 30-day
                                                        period ending on such date.

---------------------------- ------------------------------------------------------------------------------------------



---------------------------- ------------------------------------------------------------------------------------------

                             Other Incentive
                             Payments                   This Management Incentive Plan is in addition to an annual cash bonus program based on EBITDA or other targets
                                                        implemented by the Compensation Committee of the new board of directors.

                             409A                       The Management Incentive Plan shall comply with the
                                                        requirements of Section 409A of the Tax Code, as applicable.

---------------------------- ------------------------------------------------------------------------------------------
CONDITIONS:                  (i)      Acceptance of the proposed exchange offer by a minimum amount of 99% of Notes;
                             (ii)     The Restructuring Documents are materially consistent herewith and are otherwise are in form and substance satisfactory to the Company and the
                                      Noteholders in their reasonable discretion;
                             (iii)    Renewal of the Company's D&O policy or the purchase of an extended claims'
                                      notice period for such policy, in either case, on terms reasonably satisfactory to the current board of directors of the Company; and
                             (iv)     Renegotiation or settlement of the severance agreements with John Cook and Jack
                                      Toma on terms reasonably satisfactory to the Noteholders.

---------------------------- ------------------------------------------------------------------------------------------

